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                                                                   Exhibit 10.2

                       CITADEL COMMUNICATIONS CORPORATION

                     1996 EQUITY INCENTIVE PLAN, AS AMENDED

                               ARTICLE 1: PURPOSE

           1.1 General. The purpose of the CITADEL COMMUNICATIONS CORPORATION 1996 EQUITY INCENTIVE PLAN (the "Plan") is to promote the interests of Citadel Communications Corporation (the "Company"), by enabling the Company to motivate, attract, and retain the services of persons upon whose judgment, efforts, and contributions the success of the Company's business depends. The plan is further intended to align the personal interests of such persons with the interests of shareholders of the Company through equity participation in the Company's growth and success. Capitalized terms not otherwise defined in the text are defined in Article 15.

                        ARTICLE 2: EFFECTIVE DATE; TERM

           2.1 Effective Date. The effective date of the Plan is June 28, 1996 (the "Effective Date"), which is the date as of which the Plan was approved by the Board of Directors and stockholders of the Company.

           2.2 Term. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date, subject to Article 13.

                     ARTICLE 3: SHARES SUBJECT TO THE PLAN

            3.1 Number of Shares. The aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement or valuation of an Award (such as a Performance Unit Award) shall be Five Hundred and Thirty-Two Thousand Seven Hundred and Forty Three (532,743) (the "Shares").

           3.2 Lapsed Awards. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan, in each case to the full extent available pursuant to the applicable rules and interpretations of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           3.3 Payments in Stock. Any shares of Stock tendered to or withheld by the Company in connection with payment for Stock purchased pursuant to the Plan or withholding taxes thereon shall be deducted from the aggregate number of shares reserved and available for Awards under the Plan.


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           3.4 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.

                             ARTICLE 4: ELIGIBILITY

           4.1 General. Awards may be granted only to an individual who is an employee (including an employee who also is an officer or director), officer, director, consultant, inde pendent contractor, or adviser of the Company or a Subsidiary, as determined by the Board; provided, however, that if the Board shall appoint a Committee to administer the Plan as provided in Article 5, non-employee directors shall no longer be eligible to receive Awards hereunder.

                           ARTICLE 5: ADMINISTRATION

           5.1 Board. The Plan shall be administered by the Board or a Committee appointed by the Board to administer the Plan at any time or from time to time; provided, however, that all matters relating to Awards of current directors shall be administered by a committee appointed by the Board in accordance with that certain Amended and Restated Voting Agreement dated as of June 28, 1996 among the company and certain shareholders of the Company. If the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Plan shall be administered by the Board or a Committee of the Board in accordance with Rule 16b-3, or successor legislation, under the Exchange Act. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if the Company has a class of equity securities registered under Section 12 of the Exchange Act and that person's membership would cause the Committee not to satisfy the "disinterested administration" requirements of Rule 16b-3 or successor legislation.

           5.2 Authority of Board. The Board has the exclusive power, authority, and discretion, subject to the terms hereof, to:

                      (a) Designate Participants;

                      (b) Determine the type or types of Awards to be granted to each Participant;

                      (c) Determine the number of Awards to be granted and the number of shares of Stock subject to an Award;

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                      (d) Prescribe the form of each Award Agreement, which
           need not be identical for each Participant;

                      (e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof, and any modification or amendment of any Award previously granted, based in each case on such considerations as the Board in its sole discretion determines;

                      (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                      (g) Decide all other matters that must be determined in connection with an Award;

                      (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                      (i) Interpret the Plan, any Award, and any Award Agreement in its discretion; and

                      (j) Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan.

           5.3 Decisions Binding. All decisions, interpretations, and determinations by the Board with respect to the Plan, any Award, and any Award Agreement are final, binding, and conclusive on all parties.

                            ARTICLE 6: STOCK OPTIONS

           6.1 General. The Board is authorized to grant Options to Participants on the following terms and conditions:

                      (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Board.

1996 EQUITY INCENTIVE PLAN             3

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                      (b) Payment. Payment for Stock issued upon exercise of an
           Option shall be made in accordance with Article 10 of the Plan.

                      (c) Time and Conditions of Exercise. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that, if the Company has a class of equity registered under the Exchange Act, no Option may be exercisable prior to six months following the date of the grant of such Option. The Board also shall determine the expiration date of each Option and the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                      (d) Evidence of Option. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Board.

           6.2 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                      (a) Employees Only. Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary.

                      (b) Exercise Price. The exercise price per share of Stock shall be set by the Board, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

                      (c) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

                      (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

                      (e) Ten Percent Owners. An Incentive Stock Option may be granted to a Ten Percent Owner, provided that at the time such option is granted the exercise price per share of Stock shall not be less than 110% of the Fair Market Value and such option by its terms is not exercisable after the expiration of five (5) years from the date of its grant.

1996 EQUITY INCENTIVE PLAN             4

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                      (f) Expiration of Incentive Stock Options. No Award of an
           Incentive Stock Option may be made pursuant to this Plan after the expiration of ten (10) years from the Effective Date.

                      (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

           6.3 Termination of Participant. Notwithstanding the exercise periods set forth in any Award Agreement, Options shall be subject to the following:

                      (a) An Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

                      (b) If a Participant's employment is terminated due to
           (i) Disability, (ii) Retirement, or (iii) for any other reason, such Participant may exercise his or her Incentive Stock Options only to the extent that such Incentive Stock Options would have been exercisable on the Termination Date; provided, that such exercise is made prior to the earlier of (i) the expiration of three (3) months (six (6) months in the case of Disability) after the Termination Date or (ii) the expiration date of the Option set forth in the Award Agreement.

                      (c) If a Participant's employment, contractual or other relationship with the Company is terminated due to (i) Disability,
           (ii) Retirement, or (iii) for any other reason, such Participant may exercise his or her Non-Qualified Stock Options, only to the extent that such Options would have been exercisable on the Termination Date; provided, that such exercise is made within the applicable time period for exercise as set forth in the Award Agreement.

                      (d) If a Participant dies before his or her Options lapse pursuant to this Section, then the Participant's Options may be exercised, only to the extent that such Options would have been exercisable on the date of the Participant's death; provided that such exercise is made prior to the earlier of (i) the first anniversary of such Participant's death or (ii) the expiration date of the Option set forth in the Award Agreement. Upon the Participant's death, any exercisable Options may be exercised by the Participant's legal representative or representatives.

1996 EQUITY INCENTIVE PLAN             5

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                          ARTICLE 7: PERFORMANCE UNITS

           7.1 Grant of Performance Units. The Board is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Board. The Board shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

           7.2 Right Under Performance Units. A grant of Performance Units gives the Participant rights, valued as determined by the Board, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Board shall establish at grant or thereafter. The Board shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the amount and value of cash, Stock, Awards, and/or other property that will be paid to the Participant; provided, however, that if the Company has a class of equity registered under
Section 12 of the Exchange Act, the time period during which the performance goals must be met shall, in all cases, exceed six months.

           7.3 Other Terms. Performance Units may be payable in cash, Stock, or other Awards or property, or any combination thereof, and have such other terms and conditions as determined by the Board and reflected in the Award Agreement.

                       ARTICLE 8: RESTRICTED STOCK AWARDS

           8.1 Restricted Stock Awards. The Board is authorized to make Awards of Restricted Stock to Participants either in the form of a grant of Stock or an offer to sell Stock to a Participant, in such amounts and subject to such terms, conditions and restrictions as may be selected by the Board. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

           8.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, including without limitation "vesting" or forfeiture restrictions, as the Board may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

           8.3 Forfeiture. Except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Board may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in specified circumstances, and the Board may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

1996 EQUITY INCENTIVE PLAN             6

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           8.4 Payment and Certificates for Restricted Stock. If a Restricted
Stock Award provides for the purchase of Stock by a Participant, payment shall be made pursuant to Article 10 of the Plan. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

                   ARTICLE 9: GRANT OF STOCK-REFERENCE AWARDS

           9.1 Grant of Stock-Reference Awards. The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Board to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into shares of Stock, and awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified divisions or Subsidiaries of the Company. The Board shall determine the terms and conditions of such Awards.

                    ARTICLE 10: PAYMENT FOR STOCK PURCHASES;
                               WITHHOLDING TAXES

           10.1 Payment. Payment for Stock purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Board in an Award Agreement or otherwise in writing and where permitted by law:

                      (a) by cancellation of indebtedness of the Company to the Participant;

                      (b) by surrender of Stock that either: (1) has been owned by the Participant for more than six (6) months and has been paid for within the meaning of Rule 144 promulgated under the Securities Act; (2) was obtained by the Participant in the public market; or
           (3) is otherwise acceptable to the Board in its discretion;

                      (c) by waiver of compensation due or accrued to Participant for services rendered;

                      (d) by tender of property acceptable to the Board;

1996 EQUITY INCENTIVE PLAN             7

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                      (e) with respect only to purchases upon exercise of an
           Option, and provided that a public market for the Company's stock then exists:

                                (1) through a "same day sale" commitment from
                      Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price directly to the Company;

                                (2) through a "margin" commitment from
                      Participant and a NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price directly to the Company; or

                                (3) through any other "cashless exercise"
                      procedure approved by the Board; or

                      (f) by any combination of the foregoing, or any other method of payment acceptable to the Board in its sole discretion.

           10.2 Loan Guarantees. The Board may, in its discretion and consistent with its obligations to its existing lenders and all other applicable restrictions, help the Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

           10.3 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements. With respect to withholding required upon any taxable event relating to the issuance of Stock under the Plan, Participants may elect, subject to the Board's approval and any rules or policies adopted by the Board from time to time, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax

1996 EQUITY INCENTIVE PLAN             8

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purposes. The Board may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

                  ARTICLE 11: PROVISIONS APPLICABLE TO AWARDS

           11.1 Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

           11.2 Exchange Provisions. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made. Any shares so exchanged or purchased shall be deducted from the aggregate number of shares reserved and available for Awards under the Plan.

           11.3 Term of Award. The term of each Award shall be for the period as determined by the Board, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

           11.4 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Board determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Board.

           11.5 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(A) of the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the Board may allow a Participant to assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefitting such individuals or classes of individuals, subject to such restrictions, limitations, or conditions as the Board deems appropriate. At the discretion of the Board, the Company may reserve to itself or its assignees in

1996 EQUITY INCENTIVE PLAN             9

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any Award (a) a right of first refusal to purchase any Stock which a
Participant may propose to transfer to a third party and/or (b) a right to repurchase any and all Stock held by a Participant upon the Participant's termination of employment or other relationship with the Company or its Parent or Subsidiary for any reason, including Death or Disability, at a price for such Stock as determined by the Board.

           11.6 Lock-up Agreement. In addition to any other restrictions on transfer, a Participant shall not, without the prior written consent of the Board and any underwriters in their discretion, offer or sell any Stock acquired pursuant to the Plan for at least one hundred eighty (180) days after the closing of the initial public offering of securities of the Company registered under the Securities Act of 1993.

           11.7 Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock.

             ARTICLE 12: CHANGES IN CAPITAL STRUCTURE; LIQUIDATION;
                                  DISSOLUTION

           12.1 General. In the event a stock dividend, stock-split or reverse stock split is declared after the Effective Date upon the Stock, the shares of Stock then subject to each Award and the number of shares which have been authorized for issuance under the Plan but for which no Awards have yet been granted, shall be increased or decreased proportionately without any change in the aggregate purchase price therefor. In the event that after the Effective Date the Stock shall be changed into or exchanged for a different number or class of shares of Stock, without receipt of material consideration, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, consolidation, or any other increase or decrease in the number issued shares of common stock effected without consideration (provided, that conversion of any convertible securities shall not be deemed to have been "effected without receipt of consideration") there shall be substituted for each such share of Stock then subject to each Award and each share of Stock issuable under the Plan the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to the number or price of Awards hereunder.

1996 EQUITY INCENTIVE PLAN             10

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              ARTICLE 13: AMENDMENT, MODIFICATION, AND TERMINATION

           13.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without approval of the shareholders of the Company (if required in accordance with the Code, the Exchange Act, the rules and regulations thereunder or other applicable law and rules), no such termination, amendment, or modification may:

                      (a) Increase the total number of shares of Stock that may be issued under the Plan, except as provided in Section 12.1;

                      (b) Materially modify the eligibility requirements for participation in the Plan; or

                      (c) Materially increase the benefits accruing to Participants under the Plan.

Any such termination, amendment, or modification shall comply with such other requirements as may be required by the Code, by the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is listed or reported, or by a regulatory body having jurisdiction.

           13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

                         ARTICLE 14: GENERAL PROVISIONS

           14.1 No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Board is obligated to treat Participants and employees uniformly.

           14.2 No Stockholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

           14.3 No Right to Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company at any time, nor confer upon any Participant any right to continue in the employment or any other relationship of the Company or any Subsidiary.

1996 EQUITY INCENTIVE PLAN             11

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           14.4 Unfunded Status of Awards. The Plan is intended to be an
"unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

           14.5 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

           14.6 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

           14.7 Titles and Headings. The titles and headings of the Articles and Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

           14.8 Fractional Shares. No fractional shares of stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

           14.9 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or any Award Agreement or any action by the Board fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Board.

           14.10 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act, any of the shares of Stock paid under the Plan. If the shares of Stock paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

           14.11 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the internal laws, and not the laws of conflicts, of the State of Arizona.

1996 EQUITY INCENTIVE PLAN             12

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                            ARTICLE 15: DEFINITIONS

           15.1 Definitions. The following words and phrases shall have the following meanings for purposes of this Plan:

                      (a) "Award" means any Option, Restricted Stock Award, Performance Unit, Stock-Reference Award or any other right or interest relating to Stock, cash or property, granted to a Participant under the Plan.

                      (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                      (c) "Board" means the Board of Directors of the Company or, if the context so requires, a Committee thereof appointed pursuant to Article 5.

                      (d) "Cause" means (i) conviction of any crime (other than a misdemeanor offense not involving fraud or moral turpitude), (ii) noncompliance with reasonable directives of the Board or its designees, (iii) violation of Company rules, policies or procedures or of the Plan or any applicable Award Agreement.

                      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                      (f) "Committee" means the committee of the Board described in Article 5.

                      (g) "Disability" means the following: A Participant shall be disabled if he or she is unable to perform the duties of his or her customary position of employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

                      (h) "Fair Market Value" with respect to Stock shall be the mean between the bid and asked quotations for the Stock on that date as reported by the Nasdaq National Market System or, if there are no bid or asked quotations on such date, the mean between the bid and asked quotations on the next preceding date for which quotations are available. If the Stock is subsequently listed and traded upon a recognized securities exchange or shall be quoted on a recognized national market system, the Fair Market Value shall be the closing

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           price on such date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported. If at any time the Stock is not listed upon a recognized securities exchange, or with respect to any other property, Fair Market Value shall be the fair market value of such Stock or other property determined by the Board in good faith using such methods or procedures as may be established from time to time by the Board in its discretion.

                      (i) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                      (j) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

                      (k) "Option" means a right granted to a Participant under
           Article 6 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                      (l) "Participant" means a person who, as an officer, employee, consultant, independent contractor, or adviser of the Company or any Subsidiary, has been granted an Award under the Plan.

                      (m) "Performance Unit" means a right granted to a Participant under Article 7 to receive cash, Stock, or other Awards.

                      (n) "Plan" means the Citadel Communications Corporation 1996 Equity Incentive Plan, as amended from time to time.

                      (o) "Restricted Stock Award" means Stock granted to a Participant or offered for sale to a Participant under Article 8.

                      (p) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing, or other retirement program sponsored by the Company, if any.

                      (q) "Securities Act" means the Securities Act of 1933, as amended.

1996 EQUITY INCENTIVE PLAN             14

                      (r) "Stock" means Class A Stock ($.001 par value) of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

                      (s) "Stock-Reference Award" means a right, granted to a Participant under Article 9.

                      (t) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                      (u) "Ten Percent Owner" means any individual who, at the date of grant of an Incentive Stock Option, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or a Subsidiary. For purposes of determining such percentage, the following rules shall apply:

                                (1) the individual with respect to whom such
                      percentage is being determined shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and

                                (2) Stock owned, directly or indirectly, by or
                      for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

                      (v) "Termination Date" means the date on which the employment (or other service or relationship in the case of a Participant who is not an employee of the Company) of a Participant terminates for any reason or no reason.

1996 EQUITY INCENTIVE PLAN             15